SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Avanex Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Avanex Solicits Stockholder Approval Related to Acquisitions

     Avanex Corporation has filed a definitive proxy statement with the United States Securities and Exchange Commission describing the proposed acquisitions by Avanex of the optical components businesses of Alcatel and Corning Incorporated. The Company’s Board of Directors has recommended that stockholders vote FOR the proposals related to the transactions.

     An electronic version of the proxy statement can be accessed at http://www.avanex.com/downloads/AvanexProxyStatement.pdf. The proxy statement is also available online on the SEC’s Website and the Edgar database.

     Stockholders will receive a proxy statement and a proxy card in the mail. In order for their shares to be represented at the special meeting on Friday, July 25, 2003 stockholders must be certain to submit their voting instructions by signing, dating and promptly returning their proxy cards.

     In addition, stockholders may vote their shares by telephone or Internet by following the instructions provided on the proxy card. Each stockholder’s vote is very important, regardless of the number of shares owned.

     To receive a copy of the proxy materials please feel free to contact Morrow & Co, Inc. at this toll free number: 1-800-607-0088.

     If you have any questions regarding the acquisitions by Avanex of the optical components businesses of Alcatel and Corning Incorporated, please feel free to contact the company directly at: 1-510-897-4162.

Your vote is extremely important.

Please vote today.

Additional information about the transactions and where to find it

On June 20, 2003, Avanex filed a definitive proxy statement describing the proposed transactions with Alcatel and Corning Incorporated with the United States Securities and Exchange Commission (“SEC”). On or about June 20, 2003, Avanex mailed the definitive proxy statement to its stockholders in connection with the proposed transactions. In addition, Avanex will file other information and documents concerning the proposed transactions and its business with the SEC. INVESTORS AND STOCKHOLDERS OF AVANEX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED BY AVANEX WITH THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT AVANEX AND THE PROPOSED TRANSACTIONS. These documents are available without charge on the SEC’s web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 800-SEC-0330. INVESTORS AND STOCKHOLDERS OF AVANEX SHOULD READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

Avanex’s executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Avanex in favor of the share issuances in connection with the transactions. A description of the interests of Avanex’s executive officers and directors in Avanex is set forth in the proxy statement for Avanex’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on September 23, 2002. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Avanex’s executive officers and directors in the transactions by reading the definitive proxy statement filed with the SEC on June 20, 2003.